UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report.)
  ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 5.02 of this Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Carin Stutz as Executive Vice President and Chief Operating Officer

On April 29, 2016, Red Robin Gourmet Burgers, Inc. (the “Company”) announced it has hired Carin Stutz, age 58, to serve as Executive Vice President and Chief Operating Officer, effective as of May 16, 2016 (the “Effective Date”).

Prior to joining the Company, Ms. Stutz served as President of McAlister’s Deli, a privately held fast casual restaurant company, since November 2014. Prior to her service at McAlister’s Deli, Ms. Stutz served in operations leadership roles for several casual dining and fast casual companies. Ms. Stutz served as President and Chief Executive Officer of Cosi, Inc. from January 2012 to June 2013, where she also served on the board of directors, and as President of Global Business Development at Brinker International, Inc. from June 2009 to December 2011. She served as Executive Vice President of Operations at Applebee’s from November 1999 to December 2007. Ms. Stutz is also a past board chair and member of the board of directors for the Woman’s Foodservice Forum and a ProStart Volunteer and National Judge for the National Restaurant Association Education Foundation. Ms. Stutz holds a Masters of Business Administration degree from Mid-America Nazarene University and a Bachelor of Science degree from Western Illinois University.

Ms. Stutz is not and has not been involved in any related party transactions with the Company and does not have any family relationships with any other director, executive officer, or any persons nominated for such positions.

In connection with her appointment as Executive Vice President and Chief Operating Officer of the Company, the Company entered into an Employment Agreement with Ms. Stutz dated as of April 27, 2016 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Ms. Stutz will serve as Executive Vice President and Chief Operating Officer of the Company for an indefinite period of time until her employment is terminated in accordance with its terms. The Employment Agreement provides, among other things, for the following:

•	an annual base salary of $400,000, subject to adjustment from time to time as determined by the Board’s Compensation Committee;

•
a target annual bonus of 70% of base salary, based on the satisfaction of certain performance targets to be determined by the Compensation Committee, with the target percentage subject to adjustment beginning in fiscal 2018, provided that Ms. Stutz will be entitled to a guaranteed annual bonus for fiscal 2016 equal to $172,308, which amount is the prorated amount of the Ms. Stutz’s 2016 annual target bonus for the number of days of service during the fiscal year commencing on the Effective Date;

•	annual long-term incentive awards as may be approved by the Board and the Compensation Committee from time to time;

•
a signing grant under the Company’s Second Amended and Restated 2007 Performance Incentive Plan of (i) time-vested restricted stock units having a grant date target value of $137,500 and (ii) time vested non-qualified stock options having a grant date fair value of $137,500;

•	reimbursement of certain relocation expenses incurred by Ms. Stutz in an amount up to $95,000 in accordance with the Company’s relocation benefits policy in effect as of the Effective Date; and

•
certain other benefits, including an annual car allowance and the right to participate in all savings, retirement, medical, welfare and insurance plans and programs to the same extent as other senior executive employees of the Company.

For the 2017 fiscal year, the Company agreed to grant Ms. Stutz a long-term incentive cash award with a target grant date value equal to 100% of her base salary, in a combination of awards in the same proportion as the 2016 grants to all other members of the Company’s executive team, which is currently restricted stock units (20%), non-qualified stock options (40%), and long-term cash awards (40%).

Upon either Ms. Stutz’s termination by the Company without cause, or by Ms. Stutz for good reason (each term as defined in the Employment Agreement), Ms. Stutz will receive, among other things, a severance payment equal to her annual base salary then in effect. This amount would be paid in a lump sum in cash within 60 days after the effective date of such termination. The Employment Agreement contains confidentiality, non-compete, and non-interference covenants from Ms. Stutz, including a 12-month covenant not to compete with the Company and its subsidiaries (i) in a burger focused restaurant business in the United States or (ii) with certain casual dining and brew-centric restaurant concepts specified in the Employment Agreement or their successors.

The foregoing summary of the material terms of the Employment Agreement is qualified by reference to the full Employment Agreement, a copy of which is expected to be filed with the Company’s quarterly report on Form 10-Q for the second fiscal quarter of 2016.

Item 7.01 Regulation FD

On April 29, 2016, the Company issued a press release announcing the appointment of Ms. Stutz as the Company’s new Executive Vice President and Chief Operating Officer. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference to this Item 7.01.

In addition, Jeff Melnick, the Company’s Senior Vice President of Operations, is leaving the Company effective May 2, 2016, and the Company expects there to be a transition period and related costs.

The information set forth in this Item 7.01 including the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated April 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS

Date: April 29, 2016	By:	/s/ Michael L. Kaplan
	Name:	Michael L. Kaplan
	Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated April 29, 2016.